UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
March 31, 2011
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Eric D. Swenson
     On March 31, 2011, Lender Processing Services, Inc.’s (the “Company”) Board of Directors determined that its businesses would be best served by consolidating the management of its operating divisions and business units under one chief operating officer in order to promote a more cohesive operational direction and strategy. As a result, on March 31, 2011, the Board appointed Daniel T. Scheuble as the Company’s sole Executive Vice President and Chief Operating Officer, and Eric D. Swenson ceased to serve as Executive Vice President and Co-Chief Operating Officer. Mr. Swenson will depart the Company on April 30, 2011.
     At the time of Mr. Swenson’s termination, we anticipate that we will enter into a consulting agreement with him pursuant to which he will provide us with assistance on certain strategic projects until April 30, 2012. In exchange for his services under the consulting agreement, Mr. Swenson will receive a flat fee of $140,000 for the first three months of the agreement, and a fee of $1,000 per month thereafter. The consulting agreement contains covenants by Mr. Swenson with respect to confidentiality, non-competition and non-solicitation. Mr. Swenson may terminate the consulting agreement upon 30 days notice. In the event the consulting agreement is terminated during the first three months, we will pay Mr. Swenson a prorated flat fee. If the agreement is terminated after the first three months, we will pay Mr. Swenson the monthly fee for the month in which the consulting agreement was terminated, plus any prior months for which the fee has not already been paid, and neither party shall have any further obligations under the consulting agreement.
Retirement of John F. Farrell, Jr.
     In February 2011, as part of its annual review of our Corporate Governance Guidelines, the Board approved changes to the Guidelines that, among other things, implemented a mandatory retirement age policy for our directors. Under the policy, directors are required to retire from the Company’s Board of Directors at the annual shareholders meeting following their 72nd birthday, although the Board may waive the requirement as to any director if it deems the waiver to be in the Company’s best interests. In February 2011, the Board determined that it was in the Company’s best interests to waive the mandatory retirement policy with respect to John F. Farrell, Jr., who is 73. Mr. Farrell plans to resign from the Audit Committee effective as of our annual shareholders meeting on May 19, 2011, and plans to resign from the corporate governance and nominating committee and retire from our Board of Directors effective as of December 31, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: March 31, 2011	By:	/s/ Jeffrey S. Carbiener
Jeffrey S. Carbiener
President and Chief Executive Officer